GRIFFIN AMERICAN IV HEALTHCARE REIT

INVESTOR UPDATE

FIRST QUARTER 2021

May 28, 2021

Dear Fellow Stockholder:

Griffin-American Healthcare REIT IV recently filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission, or SEC, and I am pleased to provide you with a summary of our progress during the first quarter of 2021.

As you know, since the onset of the global COVID-19 pandemic early last year, the company has been confronted with a host of challenges. Portfolio occupancy, revenue and expenses have all been impacted, particularly within our senior housing properties.

During the first quarter of 2021, occupancy within our senior housing—RIDEA[1] properties remained unchanged from 68.1 percent at the close of 2020. Prior to the onset of the pandemic, we enjoyed occupancy of 84.7 percent among this component of our portfolio as of December 31, 2019. Other components of our portfolio, particularly our medical office buildings, have fared better in the face of the pandemic.

Throughout this challenging time, however, we have remained optimistic and generally pleased with the performance of our portfolio. And while senior housing continued to suffer during the first quarter, we are pleased to report that occupancy stabilized and began to recover near the end of the quarter. This recovery has continued into the second quarter and we believe will continue as the nation as a whole broadly rebounds from the effects of the pandemic.

We remain very confident in the long-term prospects of this company. Indeed, our confidence has grown in light of the resiliency and strength exhibited in the face of this historic pandemic.

Given the decisive actions to preserve cash and safeguard the company's liquidity taken by our executive management team and board of directors during the early days of the pandemic, Griffin-American Healthcare REIT IV remains well-capitalized and equipped to weather the waning months of the pandemic.

Our optimism has only grown in recent weeks and we look forward to sharing our progress with you as recovery from the pandemic accelerates. As you know, members of our executive management team are among the single largest investors in this company,

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First Quarter 2021 Highlights

- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, attributable to controlling interest, or MFFO, equaled $7.6 million for the quarter ended March 31, 2021, representing year-over-year decline of 17.3 percent compared to MFFO of $9.1 million during the first quarter 2020. The quarterly year-over-year change in MFFO is primarily attributable to the significant increase in property operating expenses for our senior housing — RIDEA[1] facilities due to the impact of the COVID-19 pandemic. (Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO.)
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $9.4 million for the quarter ended March 31, 2021, compared to FFO of $5.4 million for the first quarter 2020, representing a year-over-year growth of 72.7 percent. The quarterly year-over-year change in FFO is primarily attributable to fluctuations in the fair market value of our interest rate swaps, offset by the significant increase in property operating expenses for our senior housing — RIDEA facilities discussed above. (Please see financial reconciliation tables and notes at the end of this update for more information regarding FFO.)
- Net operating income, or NOI, totaled $16.6 million for the quarter ended March 31, 2021, representing a decline of 11.1 percent compared to first quarter 2020 NOI of $18.7 million, primarily attributable to the significant increase in property operating expenses for our senior housing — RIDEA facilities discussed above. (Please see financial reconciliation tables and notes at the end of this update for more information regarding NOI.)
- Net loss during the quarter was $4.0 million compared to a net loss of $7.9 million during the first

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First Quarter 2021 Highlights

quarter 2020. (Please see financial reconciliation tables and notes at the end of this update for more information regarding net loss.)

- As of March 31, 2021, the company's non-RIDEA property portfolio achieved a leased percentage of 95.7 percent and weighted average remaining lease term of 8.0 years. The company's portfolio of senior housing — RIDEA facilities' leased percentage was 68.1 percent as of March 31, 2021, primarily due to the ongoing impact of the COVID-19 pandemic. Portfolio leverage[2] was 39.7 percent.
- As of March 31, 2021, the company has acquired a 4.9 million-square-foot portfolio of 94 medical office buildings, senior housing facilities and skilled nursing facilities located in 28 states, in addition to an interest in a joint venture which owns a portfolio of integrated senior health campuses and ancillary businesses, for an aggregate contract purchase price of approximately $1.1 billion[3] and which is now estimated to have a value of approximately $1.3 billion.[4]
- The company declared and paid daily distributions equal to $0.40 per share annualized to its stockholders of record for the first quarter 2021.
- On March 18, 2021, the company's board of directors unanimously approved an updated estimated per share net asset value, or NAV, of our common stock of $9.22 calculated as of September 30, 2020.[5]
- The board of directors also announced, on March 19, 2021, that a special committee comprised of its three independent directors has been established to consider and evaluate potential strategic alternatives that may be available to the company in order to maximize shareholder value. As is typical during the evaluation of strategic alternatives, the board of directors suspended the company's distribution reinvestment plan and share repurchase plan until further notice.[5]

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and we are resolute in our pursuit of maximum value for you and all of our fellow stockholders. Should you have any questions before our next update, please contact your financial advisor.

Thank you for your continued support.

Sincerely,

Danny Prosky
President and Chief Operating Officer
Griffin-American Healthcare REIT IV

(1) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.

(2) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments, or for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

(3) Based on aggregate contract purchase price of real estate investments acquired as of March 31, 2021, including an interest in a joint venture.

(4) Based on the gross real estate investments value estimated by the board of directors based in part on a valuation by an independent third-party valuation firm as of September 30, 2020, including an interest in a joint venture.

(5) For more information, please refer to our Current Report on Form 8-K filed on March 19, 2021 at https://www.sec.gov/ix?doc=/Archives/edgar/data/1566912/000156691221000010/gahr-20210318.htm.

PORTFOLIO AT-A-GLANCE (AS OF MARCH 31, 2021)



SURPRISE
MEDICAL PLAZA
Affiliated
Dermatology

Surprise Medical Office Building | *Surprise, AZ*

PORTFOLIO SUMMARY

Aggregate Contract Purchase Price[(1)]:	$1.1 billion	Leased[(2)]:	95.7%
Buildings:	94	Weighted Average Remaining Lease Term[(2)]:	8.0 years
Gross Leasable Area (Sq Ft):	4.9 million	Leverage Ratio[(3)]:	39.7%

REGIONAL CONCENTRATION

(based on aggregate contract purchase price)[(1)]



Midwest
36.9%
West
27.8%
East
9.0%
South
26.3%

PORTFOLIO ASSET MIX

(based on NOI by segment for the three months ended March 31, 2021)



Senior Housing — RIDEA
4.2%
Senior Housing
12.2%
Skilled
Nursing
Facilities
17.2%
Medical Office
Buildings
66.4%

(1) Based on aggregate contract purchase price of real estate investments acquired, excluding our interest in a joint venture which owns a portfolio of integrated senior health campuses and ancillary businesses.

(2) Excludes our senior housing — RIDEA facilities. Our senior housing — RIDEA facilities were 68.1% leased as of March 31, 2021 and substantially all of our leases with residents at such properties are for a term of one year or less.

(3) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

PROPERTY PORTFOLIO (AS OF MARCH 31, 2021)

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %	Aggregate Contract Purchase Price
1 Auburn Medical Office Building	MOB	Jun 2016	Auburn, CA	19,000	100%	$5,450,000
2 Pottsville Medical Office Building	MOB	Sep 2016	Pottsville, PA	36,000	100%	$9,150,000
3 Charlottesville Medical Office Building	MOB	Sep 2016	Charlottesville, VA	74,000	100%	$20,120,000
4 Rochester Hills Medical Office Building	MOB	Sep 2016	Rochester Hills, MI	30,000	87.1%	$8,300,000
5 Cullman Medical Office Building III	MOB	Sep 2016	Cullman, AL	52,000	100%	$16,650,000
6 Iron Medical Office Building Portfolio	MOB	Oct 2016	Cullman & Sylacauga, AL	208,000	97.3%	$31,000,000
7 Mint Hill Medical Office Building	MOB	Nov 2016	Mint Hill, NC	58,000	100%	$21,000,000
8 Lafayette Assisted Living Portfolio	SEN — RIDEA	Dec 2016	Lafayette, LA	80,000	57.2%	$16,750,000
9 Evendale Medical Office Building	MOB	Dec 2016	Evendale, OH	66,000	74.5%	$10,400,000
10 Battle Creek Medical Office Building	MOB	Mar 2017	Battle Creek, MI	46,000	78.9%	$7,300,000
11 Reno Medical Office Building	MOB	Mar 2017	Reno, NV	191,000	87.2%	$66,250,000
12 Athens Medical Office Building Portfolio	MOB	May 2017	Athens, GA	70,000	98.7%	$19,750,000
13 SW Illinois Senior Housing Portfolio	SEN	May 2017	Columbia, Millstadt, Red Bud & Waterloo, IL	191,000	100%	$31,800,000
14 Lawrenceville Medical Office Building	MOB	Jun 2017	Lawrenceville, GA	31,000	100%	$11,275,000
15 Northern California Senior Housing Portfolio	SEN — RIDEA	Jun 2017	Belmont, Fairfield, Menlo Park & Sacramento, CA	135,000	50.9%	$45,800,000
16 Roseburg Medical Office Building	MOB	Jun 2017	Roseburg, OR	62,000	100%	$23,200,000
17 Fairfield County Medical Office Building Portfolio	MOB	Sep 2017	Stratford & Trumbull, CT	80,000	94.0%	$15,395,000
18 Central Florida Senior Housing Portfolio	SEN — RIDEA	Nov 2017	Bradenton, Brooksville, Lakeland, Lake Placid, Pinellas Park, Sanford, Spring Hill & Winter Haven, FL	899,000	69.3%	$109,500,000
19 Central Wisconsin Senior Care Portfolio	SNF	Mar 2018	Sun Prairie & Waunakee, WI	236,000	100%	$22,600,000
20 Sauk Prairie Medical Office Building	MOB	Apr 2018	Prairie du Sac, WI	55,000	100%	$19,500,000
21 Surprise Medical Office Building	MOB	Apr 2018	Surprise, AZ	34,000	94.1%	$11,650,000
22 Southfield Medical Office Building	MOB	May 2018	Southfield, MI	85,000	81.8%	$16,200,000
23 Pinnacle Beaumont Assisted Living Facility	SEN — RIDEA	Jul 2018	Beaumont, TX	61,000	62.7%	$19,500,000
24 Grand Junction Medical Office Building	MOB	Jul 2018	Grand Junction, CO	83,000	100%	$31,500,000
25 Edmonds Medical Office Building	MOB	Jul 2018	Edmonds, WA	55,000	96.9%	$23,500,000
26 Pinnacle Warrenton Assisted Living Facility	SEN — RIDEA	Aug 2018	Warrenton, MO	34,000	80.9%	$8,100,000
27 Glendale Medical Office Building	MOB	Aug 2018	Glendale, WI	43,000	70.5%	$7,600,000
28 Missouri Skilled Nursing Facility Portfolio	SNF	Sep 2018	Florissant, Kansas City, Milan, Moberly, Salisbury, Sedalia & St. Elizabeth, MO	385,000	100%	$88,200,000
29 Flemington Medical Office Building Portfolio	MOB	Nov 2018	Flemington, NJ	49,000	91.1%	$16,950,000
30 Lawrenceville Medical Office Building II	MOB	Dec 2018	Lawrenceville, GA	45,000	100%	$9,999,000
31 Mill Creek Medical Office Building	MOB	Dec 2018	Mill Creek, WA	22,000	100%	$8,250,000
32 Modesto Medical Office Building	MOB	Dec 2018	Modesto, CA	58,000	100%	$16,000,000
33 Michigan Assisted Living Facility Portfolio	SEN	Dec 2018 & May 2019	Grand Rapids, Holland, Howell, Lansing & Wyoming, MI	328,000	100%	$70,000,000
34 Lithonia Medical Office Building	MOB	Mar 2019	Lithonia, GA	40,000	84.1%	$10,600,000
35 West Des Moines Skilled Nursing Facility	SNF	Mar 2019	West Des Moines, IA	39,000	100%	$7,000,000
36 Great Nord Medical Office Building Portfolio	MOB	Apr 2019	Tinley Park, IL; Chesterton & Crown Point, IN; & Plymouth, MN	143,000	93.8%	$44,000,000
37 Overland Park Medical Office Building	MOB	Aug 2019	Overland Park, KS	76,000	96.0%	$29,833,000
38 Blue Badger Medical Office Building	MOB	Aug 2019	Marysville, OH	34,000	100%	$13,650,000
39 Bloomington Medical Office Building	MOB	Aug 2019	Bloomington, IL	45,000	100%	$18,200,000
40 Memphis Medical Office Building	MOB	Aug 2019	Memphis, TN	27,000	100%	$8,700,000
41 Haverhill Medical Office Building	MOB	Aug 2019	Haverhill, MA	64,000	100%	$15,500,000
42 Fresno Medical Office Building	MOB	Oct 2019	Fresno, CA	32,000	92.7%	$10,000,000
43 Colorado Foothills Medical Office Building Portfolio	MOB	Nov 2019	Arvada, Centennial & Colorado Springs, CO	131,000	84.4%	$31,200,000
44 Catalina West Haven Assisted Living Facility	SEN — RIDEA	Jan 2020	West Haven, UT	66,000	63.7%	$12,799,000
45 Louisiana Senior Housing Portfolio	SEN — RIDEA	Jan 2020	Gonzales, Monroe, New Iberia, Shreveport & Slidell, LA	177,000	73.5%	$34,000,000
46 Catalina Madera Assisted Living Facility	SEN — RIDEA	Jan 2020	Madera, CA	97,000	77.8%	$18,260,000

PROPERTY PORTFOLIO (AS OF MARCH 31, 2021)


31
25
16
1
11
32
15
46
42
21
44
24
43
35
19
27
10
33
20
4
22
36
39
38
9
26
13
37
28
40
5
6
14
12
30
34
7
3
2
29
41
17
45
8
23
18

LEGEND

- Medical Office Buildings (MOB)
- Senior Housing (SEN)
- Senior Housing — RIDEA (SEN — RIDEA)
- Skilled Nursing Facilities (SNF)



Grand Junction Medical Office Building | *Grand Junction, CO*

FINANCIAL RECONCILIATION (FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020)

FFO and MFFO Reconciliation

	Three Months Ended March 31,	
	2021	2020
Net loss	$ (4,008,000)	$ (7,933,000)
Add:		
Depreciation and amortization related to real estate — consolidated properties	12,402,000	12,530,000
Depreciation and amortization related to real estate — unconsolidated entity	945,000	882,000
Net loss attributable to noncontrolling interests	264,000	167,000
Less:		
Depreciation and amortization — noncontrolling interests	(249,000)	(230,000)
FFO attributable to controlling interest	$ 9,354,000	$ 5,416,000
Business acquisition expenses(1)	$ 314,000	$ 9,000
Amortization of above- and below-market leases(2)	40,000	18,000
Change in deferred rent(3)	(873,000)	(1,074,000)
(Gain) loss in fair value of derivative financial instruments(4)	(1,455,000)	4,605,000
Adjustments for unconsolidated entity(5)	182,000	173,000
Adjustments for noncontrolling interests(5)	—	(6,000)
MFFO attributable to controlling interest	$7,562,000	$9,141,000
Weighted average Class T and Class I common shares outstanding — basic and diluted	81,511,212	80,301,650
Net loss per Class T and Class I common share — basic and diluted	$ (0.05)	$ (0.10)
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.11	$ 0.07
MFFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.09	$ 0.11

Net Operating Income Reconciliation

	Three Months Ended March 31,	
	2021	2020
Net loss	$ (4,008,000)	$ (7,933,000)
General and administrative	3,747,000	4,448,000
Business acquisition expenses	314,000	9,000
Depreciation and amortization	12,402,000	12,530,000
Interest expense	3,271,000	9,915,000
Loss (income) from unconsolidated entity	904,000	(255,000)
Other income	(7,000)	(9,000)
Net operating income	$ 16,623,000	$ 18,705,000

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed real estate investment trusts that have completed their acquisition activity and have other similar operating characteristics. By excluding business acquisition expenses that have been deducted as expenses in the determination of accounting principles generally accepted in the United States, or GAAP, net income or loss, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Business acquisition expenses include payments to our advisor or its affiliates and third parties.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with management's analysis of operating performance.

(4) Under GAAP, we are required to include changes in fair value of our derivative financial instruments in the determination of net income or loss. We believe that adjusting for the change in fair value of our derivative financial instruments to arrive at MFFO is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(5) Includes all adjustments to eliminate the unconsolidated entity's share or noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (4) above to convert our FFO to MFFO.